Exhibit 99.4

CAUSE NO. 096-373245-25

IN RE PERMIAN BASIN ROYALTY TRUST	§ § § § § § § §	IN THE DISTRICT COURT 96TH JUDICIAL DISTRICT TARRANT COUNTY, TEXAS

PETITIONER SOFTVEST, L.P.’S NOTICE OF BENCH TRIAL ON

PETITIONER’S ORIGINAL PETITION FOR MODIFICATION OF TRUST

Please take notice that an oral, in-person bench trial on Petitioner’s Original Petition for Modification of Trust, filed on December 26, 2025, will be held on Friday, May 8, 2026, at 10:30 a.m., before the 96th District Court of Tarrant County, Tom Vandergriff Civil Courts Building, 4th Floor, 100 North Calhoun Street, Fort Worth, TX 76196.

Dated: January 29, 2026	Respectfully submitted,

/s/ Craig A. Haynes

Craig A. Haynes

Texas Bar No. 09284020

craig.haynes@vhh.law

Alicia C. Pitts

Texas Bar No. 24116910

alicia.pitts@vhh.law

Vartabedian Hester & Haynes LLP

2200 Ross Avenue

Suite 4600E

Dallas, TX 75201

Telephone: 469.654.1340

Petitioner’s Notice of Bench Trial	Page 1 of 2

CERTIFICATE OF SERVICE

This will certify that a true and correct copy of the foregoing document was served this 29th day of January 2026, pursuant to the Texas Rules of Civil Procedure.

Via E-Mail

Amy Curtis

Amy.Curtis@hklaw.com

Attorney for Respondent Argent Trust Company

/s/ Craig A. Haynes
Craig A. Haynes

Petitioner’s Notice of Bench Trial	Page 2 of 2